UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2007

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SouthPark Way, B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01—CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Item 4.01(a)—Declination	to Stand for Re-election by Certifying Accountant:

On May 14, 2007, Hein & Associates, LLP (“Hein”), which served as our principal accountant to audit our financial statements, informed the Audit Committee of our Board of Directors (“Audit Committee”) that they would decline to stand for re-election as our independent registered public accounting firm for the fiscal year ending December 31, 2007. The decision to change accountants was approved by the Audit Committee on May 15, 2007 and by the Board of Directors on May 16, 2007.

The reports of Hein on the consolidated financial statements for our most recent fiscal years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The audit report of Hein addressing management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that Hein’s report indicates that we did not maintain effective internal control over financial reporting as of December 31, 2006 due to the effect of the following material weaknesses:

1.	We did not have a sufficient complement of personnel with appropriate training and experience in generally accepted accounting principles (“GAAP”), or adequate controls over the resolution of GAAP accounting issues.

2.	Our controls over the collection and recording of accounts payable did not operate effectively.

3.	We did not maintain adequate controls over the reconciliation of accounts receivable and deferred revenue.

In connection with its audits for the years ended December 31, 2005 and December 31, 2006 and the subsequent interim period through May 16, 2007, there were no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein would have caused them to make reference thereto in connection with its reports on the financial statements for such years, except for a disagreement with Hein as to our initial determination that consolidation of our joint venture with an affiliate of NexGen Resources Corporation (“NexGen”), which transferred a 50% interest in our refined coal technology to a limited liability company called Clean Coal Solutions, LLC (“Clean Coal”), was not required pursuant to FIN 46R. Hein also did not agree with our initial determination that the sale of joint venture units in Clean Coal to NexGen was properly recorded as a divesture where recognition of gain was appropriate. As a result, in the fourth quarter of 2006, we sought the guidance from the Securities and Exchange Commission (“SEC”) Staff and engaged Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) to assist us in the application of GAAP (including FIN 46R) to the accounting treatment of the NexGen joint venture transaction and related payments. Discussions among members of the Audit Committee, Hein, EKS&H, the SEC Staff and us were held to resolve the issues, and reach agreement regarding the accounting treatment for the joint venture and related payments we received, to be included in our financial statements for the fiscal year ended December 31, 2006. Resolution of the issues was reached to Hein’s satisfaction, and we have authorized Hein, to respond fully to any inquiries EKS&H which, as described below, we have retained to replace Hein as our principal accountant, may have concerning the subject matter of the disagreement.

During the years ended December 31, 2005 and 2006 and through the date of termination of the engagement, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

We have requested Hein to furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. We have not received that letter as of the time of this filing, but we will file it with the SEC as required by Regulation S-K Item 304(a)(3).

Item 4.01(b) —Appointment of New Certifying Accountant:

On May 15, 2007, the Audit Committee approved the engagement of EKS&H to serve as our principal accountant to audit our financial statements for the fiscal year ending December 31, 2007 and to perform procedures related to the financial statements to be included in our quarterly reports on Form 10-Q, beginning with and including the quarter ending June 30, 2007. That decision was approved and ratified by our Board of Directors on May 16, 2007.

During the fourth quarter of 2006, EKS&H provided certain accounting consultation services to us relating to the application of certain GAAP requirements related to revenue recognition and our Form 10-K disclosures for the year ended December 31, 2006, as described above. In addition, during the first quarter of 2007, EKS&H provided certain accounting consultation services to us relating to our initial adoption of FIN 48 accounting for uncertain tax position rules, including review of related disclosures in our March 31, 2007 Quarterly Report on Form 10-Q. No accounting consultation fees were paid to EKS&H in 2006; fees paid during 2007 for these services totaled $15,945, including fees for services rendered in 2006. We did not consult with EKS&H during our fiscal year ended December 31, 2005 and, except as disclosed above, no other consulting services were provided to us by EKS&H during the year ended December 31, 2006 or since year-end 2006 prior to EKS&H’s appointment as our independent registered public accounting firm regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that EKS&H concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

We have requested that EKS&H review this Current Report on Form 8-K and provided EKS&H with the opportunity to furnish a letter addressed to the SEC containing any new information, clarification of our reviews, or the respects in which it does not agree with our statements. EKS&H has advised us that it has reviewed this Form 8-K and does not have any need to submit a letter in accordance with Item 304 of Regulation S-K.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADA-ES, Inc.

	By:	/s/ Mark H. McKinnies
Mark H. McKinnies
Senior VP & Chief Financial Officer
Dated May 18, 2007